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                                                                   Exhibit 15.11



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 22, 2001 on our review of interim financial information of Mineracao Rio do Norte, translated into US Dollars, as of September 30, 2001 and 2000, and for the nine-month period then ended, prepared in conformity with generally accepted principles in the United States, is included in the Companhia Vale do Rio Doce Registration Statement on Form F-3 dated February 4, 2002.

Yours very truly,

/s/ ARTHUR ANDERSEN S/C


Rio de Janiero, Brazil, February 4, 2002